Exhibit 99.2
NON-GAAP FINANCIAL MEASURES
In addition to analyzing our results on a GAAP basis, management also reviews our results on an "EBITA" and "EBITDA" basis. EBITA is defined as earnings before interest, taxes and amortization and EBITDA is EBITA adjusted for depreciation. Management uses EBITA and EBITDA as the basis on which it evaluates our financial performance and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.
In addition, the table below also presents Adjusted EBITDA which is defined as earnings before interest, taxes, depreciation and amortization plus certain items such as certain restructuring charges and non-cash period charges attributable to equity awards (in each case as provided in the definition of “Consolidated EBIT”) under our 2016 Credit Agreement’s definitions. We believe that Adjusted EBITDA is useful to the reader of our financial information in order to understand the basis for our debt covenant calculations.
Our non-GAAP financial measures should not be considered as alternatives to our GAAP net earnings or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies.
A reconciliation of net earnings on a U.S. GAAP basis to EBITDA and Adjusted EBITDA is as follows:

(Unaudited, in millions)	Quarter ended				Year ended
2015	March 31	June 30	September 30	December 31	December 31
Earnings before interest, taxes, and depreciation and amortization:
Net earnings	$14.0	$36.9	$41.1	$65.1	$157.1
Income taxes	6.5	17.0	18.2	(2.4)	39.3
Interest income	(4.7)	(4.6)	(4.2)	(2.3)	(15.8)
Interest expense	0.3	0.4	0.3	0.4	1.4
Amortization expense	7.8	7.9	7.9	7.8	31.4
Earnings before interest, taxes, and amortization (EBITA)	23.9	57.6	63.3	68.6	213.4
Depreciation expense	5.2	4.7	4.9	4.8	19.6
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$29.1	$62.3	$68.2	$73.4	$233.0

Adjusted earnings before interest, taxes, and depreciation and amortization:
Net earnings	$14.0	$36.9	$41.1	$65.1	157.1
(Gain) loss from and on sale of discontinued operations	0.1	(0.1)	(0.3)	0.2	(0.1)
Depreciation and amortization expense	13.0	12.6	12.8	12.6	51.0
Restructuring and separation expense	0.8	(0.2)	1.8	6.5	8.9
Income taxes	6.5	17.0	18.2	(2.4)	39.3
Pension and postretirement	0.7	0.7	0.7	0.6	2.7
Stock-based compensation	0.9	0.6	0.6	0.2	2.3
Allocated corporate stock-based compensation and pension and post-retirement	2.0	1.3	1.8	1.3	6.4
Interest (income)	(4.7)	(4.6)	(4.2)	(2.3)	(15.8)
Interest expense	0.3	0.4	0.3	0.4	1.4
Other	0.1	0.5	0.3	(9.4)	(8.5)
Adjusted EBITDA	$33.7	$65.1	$73.1	$72.8	$244.7

(Unaudited, in millions)	Quarter ended				Year ended
2014	March 31	June 30	September 30	December 31	December 31
Earnings before interest, taxes, and depreciation and amortization:
Net earnings	$32.6	$36.9	$62.9	$27.4	$159.8
Income taxes	13.4	15.2	(13.0)	10.3	25.9
Interest income	(4.2)	(3.9)	(4.0)	(4.5)	(16.6)
Interest expense	0.4	0.3	0.2	0.4	1.3
Amortization expense	8.0	8.0	7.9	7.9	31.8
Earnings before interest, taxes, and amortization (EBITA)	50.2	56.5	54.0	41.5	202.2
Depreciation expense	5.0	4.8	6.2	5.2	21.2
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$55.2	$61.3	$60.2	$46.7	$223.4

Adjusted earnings before interest, taxes, and depreciation and amortization:
Net earnings	$32.6	$36.9	$62.9	$27.4	159.8
(Gain) loss from and on sale of discontinued operations	0.1	0.3	1.1	—	1.5
Depreciation and amortization expense	13.0	12.8	14.1	13.1	53.0
Restructuring and separation expense	1.4	—	0.8	0.4	2.6
Income taxes	13.4	15.2	(13.0)	10.3	25.9
Pension and postretirement	0.6	0.6	0.6	0.6	2.4
Stock-based compensation	0.8	0.7	0.5	0.4	2.4
Allocated corporate stock-based compensation and pension and post-retirement	2.0	1.6	1.3	0.5	5.4
Interest (income)	(4.2)	(3.9)	(4.0)	(4.5)	(16.6)
Interest expense	0.4	0.3	0.2	0.4	1.3
Other	—	—	—	1.7	1.7
Adjusted EBITDA	$60.1	$64.5	$64.5	$50.3	$239.4